EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") made as of this 8th day of January, 1997, by and between MICHAEL J. GRIFFIN, an individual residing at 12 Spruce Run Road, Glen Gardner, New Jersey 08826 (the "Employee") and STATEWIDE SAVINGS BANK, S.L.A., a New Jersey chartered capital stock savings and loan association with its principal place of business located at 70 Sip Avenue, Jersey City, New Jersey 07306 ("Bank").

     WHEREAS, the Bank wishes to hire Employee to serve in the capacity set forth in this Agreement on the terms and conditions set forth in this Agreement;

     WHEREAS, the Employee agrees to be employed pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, and with the intent to be legally bound hereby, the parties hereto hereby agree as follows:

          1. EMPLOYMENT. The Bank hereby agrees to employ the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth herein. The parties acknowledge that Employee is accepting this employment at the request of Statewide Financial Corp., the sole shareholder of the Bank.

          1. POSITION AND DUTIES. The Employee shall be employed as the President and Chief Operating Officer of the Bank, to perform such services in that capacity as are usual and customary for comparable institutions, under the direction and supervision of the Chief Executive Officer of the Bank.

          1.   CASH COMPENSATION.   The Bank shall pay to the Employee
     compensation for his services as follows:

               (a) Base Salary. The Employee shall be entitled to receive, commencing upon the date of this Agreement, an annual base salary (the "Base Salary") of $155,000, which shall be payable in installments in accordance with Bank's usual payroll method. Annually thereafter, on or prior to the anniversary date of this Agreement, the Board of Directors of the Bank shall review the Employee's performance, the status of Bank and such other factors as the Board of Directors or a committee thereof shall deem appropriate, and shall adjust the Base Salary accordingly.

               (b) Discretionary Bonus. Prior to commencement of this Agreement, the Employee and the Chief Executive Officer of the Bank shall meet and establish performance criteria for the Employee in writing. The Employee shall be entitled to receive annually (on or before the anniversary date of this Agreement) a cash bonus, the amount to be determined by the Board of Directors or a committee thereof, in an amount up to 30% of the Base Salary; the actual amount of the bonus will be based upon the Employee's partial or total satisfaction of the agreed upon criteria as well as the Bank's overall performance. The Employee and the Chief Executive Officer of Bank shall meet annually on or prior to the anniversary date of the Employment Agreement to review the Employee's performance and to mutually agree upon new performance criteria for the upcoming year.

          1.   OTHER BENEFITS.

               (a) Supplemental Retirement Plan. Bank shall immediately establish a supplemental retirement plan (the "SRP") for the benefit of the Employee in form and amount similar to SRPs provided to other executive officers of Bank, other than the Chief Executive Officer of Bank.

               (b) Fringe Benefits. The Bank shall buy out Employee's lease on that certain 1996 Buick Park Avenue currently used by Employee. During the term of this Agreement, all carrying, gasoline, repair and maintenance charges for such automobile shall be fully and promptly paid by the Bank. The Employee shall be entitled to the exclusive and unlimited use of an automobile of a type and style commensurate with the Employee's status as President and Chief Operating Officer of the Bank. In addition, the Employee shall be entitled to receive hospital, health, disability, medical and life insurance of a type currently provided to and enjoyed by other senior officers of the Bank, and shall be entitled to participate in any other employee benefit or retirement plans offered by the Bank to its employees generally or to its senior management.

               (c) Recognition and Retention Plan. The Employee shall be entitled to participate in and receive grants under the Statewide Financial Corp. Recognition and Retention Plan for Executive Officers and Employees (the "RRP"). Employee shall receive a grant of 23,012 shares of Restricted Stock (as that term is defined in the RRP). Such grant shall be subject to all of the terms and conditions, including vesting, contained in the RRP, and Employee shall be bound by all of the terms of the RRP with regard to the grant of such shares. This grant of shares may be increased from time to time in the sole discretion of Statewide Financial Corp.

               (d) Stock Option Plan. The Employee shall be entitled to participate in the Statewide Financial Corp. 1996 Incentive Stock Option Plan (the "Option Plan"). Pursuant to the Option Plan, Employee will receive options to purchase 31,700 shares of Statewide Financial Corp. Common Stock. Such option grant shall be subject to all of the terms and conditions of the Option Plan, including vesting, and Employee shall be bound by all of such terms and conditions.

          1. TERM. The initial term of this Agreement shall be two years, commencing upon the date hereof and continuing until January 7, 1999.

          1.   TERMINATION.

               (a) Cause. As used in this Agreement, the term "Cause" shall mean the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or a material breach of any provision of this Agreement. Employee's death or "disability" (as that term is defined in the Option Plan) shall not be considered "Cause" hereunder. Notwithstanding the above, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board of Directors of the Bank at a meeting of its Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for him, together with counsel, to be heard before such Board of Directors), finding that in the good faith opinion of the Board of Directors, the Employee was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail.

               (b) Termination With Cause. The Bank shall have the right to terminate the Employee for Cause, upon written notice to him of such determination as described above, specifying the alleged Cause. In the event of such termination, the Employee shall not be entitled to any further benefits under this Agreement.

               (c) Termination Without Cause. If the Bank terminates the Employee's employment hereunder without Cause prior to the end of the term of this Agreement, the Employee shall be entitled to receive his then current Base Salary through the remaining term of this Agreement. Such payment may be made over the remaining term of this Agreement in periodic payments in the same manner in which the Employee's salary was paid through the time of such termination, or by a lump sum payment of the discounted present value of all Base Salary payments through the remaining term of this Agreement (calculated using the interest yield then applicable to a Treasury Note with a maturity equal to the remaining term). The determination of the method of payment shall be made mutually by the Bank and the Employee; provided, however, that in the event the parties cannot agree on the method of payment, Bank shall be entitled to choose. The Bank shall continue to provide the Employee with hospital, health, medical and life insurance, and any other benefits in effect at the time of such termination through the end of the term of this Agreement. In addition, the Bank shall provide Employee with outplacement assistance, to include an office and a secretary at the premises of the outplacement service provider, for a period of three (3) months after such termination. The Employee shall have no duty to mitigate damages in connection with his termination by the Bank without Cause. However, if the Employee obtains new employment and such new employment provides for hospital, health, medical and life insurance, and other benefits, in a manner substantially similar to the benefits payable by the Bank hereunder, the Bank may permanently terminate the duplicative benefits it is obligated to provide hereunder. Notwithstanding anything else above, in the event Employee is terminated without cause, Employee shall receive his then current Base Salary as provided for in the first two sentences of this Section.

               (d)  Suspension and Special Regulatory Rules.

                    (i) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Bank by a notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDI Act"), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If all charges in the notice are dismissed, Bank shall pay Employee all compensation withheld while Employer's contractual obligations were suspended.

                    (ii) If the Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of the Bank by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order and the Employee shall not be entitled to receive the payments provided for under Paragraph
     (c) above.  All vested rights of Employee shall not be affected.

                    (iii) If Bank is in default, as defined in Section 3(x)(1) of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the date of default. All vested rights of Employee shall not be affected.

                    (iv) All obligations of the Bank under this Agreement shall be terminated, except to the extent it is determined that continuation of this Agreement is necessary for the continued operation of Bank, (1) by the Director of the Office of Thrift Supervision ("Director"), or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act, or (2) by the Director, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of Bank or when Bank is determined to be in an unsafe or unsound condition. All vested rights of Employee shall not be affected.

          1.   RESIGNATION FOR CAUSE.

               During the term of this Agreement, the Employee shall be entitled to resign from his employment with the Bank, and receive the payments provided for below, in the event that the Employee is not in breach of this Agreement and Bank (i) reassigns the Employee to a position of lesser rank or status than Chief Operating Officer, (ii) relocates the Employee's principal place of employment by more than thirty miles from its location on the date hereof, (iii) reduces the Employee's compensation or other benefits, unless such reduction is part of an overall salary reduction program applicable to three (3) or more executive employees of the Bank. Upon the occurrence of any of these events, the Employee shall have thirty days to provide the Bank notice of his intention to terminate this Agreement. In the event the Employee elects to so terminate this Agreement, such termination shall be treated as a termination without Cause by Bank under Section 6(c) hereof, and the Employee shall be entitled to receive all payments and other benefits called for under such Section 6(c).

          1.   CHANGE IN CONTROL.

               (a) Upon the occurrence of a Change in Control (as herein defined) followed at any time during the term of this Agreement by the involuntary termination of the Employee's employment other than for Cause, as defined in Section 6(a) hereof, or, as provided below, upon the voluntary termination of the Employee within eighteen months of such Change in Control. Employee shall be entitled to receive a payment equal to two times his then current Base Salary. At the election of the Bank, such payment may be made either in a lump sum payment equal to the discounted present value of such payment (calculated using the interest rate then applicable to two year Treasury Notes) or paid monthly in equal installments during the twenty-four (24) months following such termination. During such twenty-four (24) month period, the Bank shall continue to provide the Employee with hospital, health, medical and life insurance, and any other benefits in effect at the time of such termination. In addition, the Bank shall provide Employee with outplacement assistance, to include an office and a secretary at the premises of the outplacement provider, for a period of three (3) months after such termination. Upon the occurrence of a Change in Control, the Employee shall have the right to elect to voluntarily terminate his employment within eighteen months of such Change in Control following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than thirty miles from its location immediately prior to the Change in Control.

               (b)  A "Change in Control"  shall mean:

               (1) a reorganization, merger, consolidation or sale of all or substantially all of the assets of Statewide Financial Corp. (the "Company"), or a similar transaction in which the Company is not the surviving entity; or

               (2) individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof; or

               (3)  a change in control within the meaning of 12 C.F.R.
                    574.4; or

               (4) (a) an event of a nature that would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to
                    Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or results in a change in control of Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision or its predecessor agency, as in effect on the date hereof; or

               (5) Without limitation, a change in control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or the trustees of a Bank sponsored employee stock ownership plan and trust or any other employee benefit plan of the Bank established from time to time is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or

               (6) A proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company;

               (7) A tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

               For these purposes, "Incumbent Board" means the Board of Directors of the Company on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

          1.   COVENANT NOT TO COMPETE.

               Employee agrees that during the term of his employment hereunder and for a period of six (6) months after the termination of his employment for any reason other than pursuant to Section 8 above, he will not in any way, directly or indirectly, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to (other than through ownership of not more than five percent (5%) of the outstanding shares of a corporation whose stock is listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System) any enterprise which competes with Bank in any line of business conducted by the Bank or the Company during such employment or on the date of such termination in the market areas served by the Bank's branches on the date of Employee's termination. In the event that this covenant not to compete shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise discretion in reforming such covenant to the end that Employee shall be subject to a covenant not to compete that is reasonable under the circumstances and enforceable by Bank. Employee agrees to be bound by any such modified covenant not to compete.

          1.   MISCELLANEOUS.

               (a) Governing Law. This Agreement shall be governed by and interpreted under the substantive law of the State of New Jersey.

               (b) Severability. If any provision of this Agreement shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.

               (c) Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the parties with regarding to the subject matter contained herein and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof and may only be amended by written agreement signed by both parties hereto or their duly authorized representatives.

               (d) Obligations Unconditional. Bank's obligation to pay Employee his compensation and provide his benefits as described in this Agreement shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set off, counterclaim, recoupment, defense or other right which Bank may have against Employee or anyone else.

               (e) Continuing Obligations. Sections 6 through 9 of this Agreement shall continue and survive the termination of Employee's employment with Bank.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   STATEWIDE SAVINGS BANK, S.L.A.


                               By:
                                   Victor M. Richel, Chairman and
                                    Chief Executive Officer



                         EMPLOYEE:
                                   MICHAEL J. GRIFFIN